Subsidiaries of the Registrant

       Parent
       ------

       Roebling Financial Corp, Inc.




                                 State or Other
                                 Jurisdiction of              Percentage
       Subsidiaries              Incorporation                Ownership
       ------------              -------------                ---------

       Roebling Bank              United States                 100%